EXHIBIT 10.9

TERRITORY AND DEVELOPMENT SCHEDULE ADDENDUM TO THE
AREA REPRESENTATIVE AGREEMENT EFFECTIVE FEBRUARY 26, 2007

TERRITORY AND DEVELOPMENT SCHEDULE ADDENDUM

THIS ADDENDUM TO THE AREA REPRESENTATIVE AGREEMENT (this “Addendum”) is effective as of February 26th, 2007 (the "Effective Date"), regardless of the date of signatures, and amends and supplements the Area Representative Agreement dated as of December 1st, 2006 (the “Agreement”), between EVOS USA, INC. (“we,” “us” or “our”) and you, HEALTHY FAST FOOD, INC. (“you,” “your” or “Area Representative”).  You and we are sometimes individually referred to as a "party" or collectively as the "parties."

OPERATIVE TERMS

The parties agree as follows:

1.  Precedence and Defined Terms.   Terms not otherwise defined in this Addendum have the meanings as defined in the Agreement.  This Addendum modifies and supersedes any contrary provisions of the Agreement.  All other terms and conditions of the Agreement remain unaffected by this Addendum.

2.  Negotiated Changes.   After negotiations, you and we have agreed to certain modifications to the Agreement, at your request and for your benefit.  This Addendum contains the agreements between you and us based on those negotiations.

3.  Territory.   The Territory is expanded to include the states of California and Washington.

4.  Development Schedule.

(a)           Number of Restaurants to be Developed.  Due to the addition to the Territory, you must now develop a total of 207 EVOS® Restaurants during the Development Period.

(b)           Development Schedule.  Due to the addition to the Territory, you must now open and maintain in operation the following cumulative minimum number of EVOS® Restaurants operating in the Territory as of the last day of each Development Year:
(HFFI Corporate or Franchise Stores)

Development Year	Number of New Restaurants Open and Operating	Cumulative Number to Maintain in Operation
1	5	5
2	12	17
3	24	41
4	30	71
5	36	107
6	20	127
7	20	147
8	20	167
9	20	187
10	20	207

(c)           State Minimums.  The chart in Exhibit A to the Agreement which shows the minimum number of Restaurants by state is revised to reflect the expansion of the Territory to include the states of California and Washington.  Accordingly, the chart below replaces the chart currently in Exhibit A of the Agreement:

State	Year 5 Minimum Number of Stores	Year 3 Minimum Number
Arizona	3	1
California	21	8
Colorado	2	1
Kansas	2	1
Nevada	2	1
New Mexico	2	1
Ohio	6	2
Oklahoma	2	1
Oregon	2	1
Texas	13	5
Utah	2	1
Washington	3	1
TOTAL	60	24

5.  Remaining Terms Unaffected.

 All remaining terms and conditions of the Agreement are unaffected by this Addendum, and continue to be effective and binding on the parties.

Intending to be bound, you and we sign and deliver this Addendum effective as of the Effective Date, regardless of the actual date of signature.

HEALTHY FAST FOOD, INC.	EVOS USA, INC.

By: /s/ Gregory R. Janson	By: /s/ Michael Jeffers
Name: Gregory R. Janson	Name: Michael Jeffers
Title: President	Title: Vice President
Date: 2/28/07	Date: 3/5/2007